JPMP BHCA/Warner Chilcott Public Limited Company - Exhibit 99

(1) This Form 4 is being filed by (i) J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”), (ii) J.P. Morgan Partners Global Investors, L.P. (“J.P.Morgan Global”), (iii) J.P. Morgan Partners Global Investors A, L.P. (“ JPMP Global A”), (iv) J.P. Morgan Partners Global Investors (Cayman), L.P. (“JPMP Cayman”), (v) J.P. Morgan Partners Global Investors (Cayman) II, L.P. (“JPMP Cayman II”), (vi) J.P. Morgan Partners Global Investors (Cayman) III, L.P. (“JPMP Cayman III), (vii) J.P. Morgan Partners Global Investors (Selldown), L.P. (“JPMP Selldown”), (viii) J.P. Morgan Partners Global Investors (Selldown) II-A, L.P. (“JPMP Selldown II-A”), (ix) J.P. Morgan Partners Global Investors (Cayman /Selldown) III, L.P. (“JPMP Selldown III”, and together with J.P. Morgan Global, JPMP Global A, JPMP Cayman, JPMP Cayman II, JPMP Cayman III, JPMP Selldown, JPMP Selldown II-A, the “Global Funds”), (x) JPMP Master Fund Manager, L.P. (“JPMP MFM”), the general partner of JPMP BHCA, (xi) JPMP Global Investors, L.P.(“JPMP Global”), the general partner of the Global Funds, and (xii) JPMP Capital Corp. (“JPMP Capital”, and together with JPMP BHCA, the Global Funds, JPMP MFM and JPMP Global, the “Reporting Persons”), the general partner of JPMP MFM and JPMP Global.  Each of JPMP Global and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to beneficially own the shares held by the Global Funds.  Each of JPMP MFM and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act to beneficially own the shares held by the JPMP BHCA. The amount shown represents the beneficial ownership of the Issuer’s Ordinary Shares held by the Reporting Persons as a group..